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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                        MARCH 28, 2005 (MARCH 24, 2005)



                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                     333-48225              47-0793347
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240-13e-4(c))


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           SECTION 4  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

           ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL
                      STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

                  (a) The Company's management and its Audit Committee concluded on March 24, 2005 that the Company's financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and included in its Quarterly Reports on Form 10-Q for the first three interim periods of the fiscal year ending March 31, 2005 should be restated to correct certain errors relating to its accounting for operating leases, and that such previously filed financial statements and related independent auditors' reports should no longer be relied upon. The Company's management has discussed this conclusion with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

                      Over one hundred of the Nebraska Book Company's bookstore facilities (Nebraska Book Company, Inc. is a wholly owned subsidiary of the Company) are party to operating leases. The Company reevaluated its accounting for these operating leases and the related useful lives for amortizing leasehold improvements following publication of a letter issued by the Office of the Chief Accountant of the U.S. Securities and Exchange Commission on February 7, 2005. Historically, the Company has used a useful life for amortization of leasehold improvements that we now believe is inconsistent with the period used for determining lease expense for certain leases. Currently, the Company plans to correct these errors, including the cumulative impact to the carrying amount of its leaseholds and the balance in deferred rents, through a restatement of its historical financial statements in its Annual Report on Form 10-K for the fiscal year ending March 31, 2005.

                      Based on the Company's preliminary review, the correction of the lease accounting errors is expected to decrease pretax income by approximately $0.4 million for the eleven months ended February 29, 2004 and approximately $0.03 million for the one month period ended March 31, 2004 (which periods are presented separately due to the March 4, 2004 Transaction as described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31,
                      2004); $0.5 million for the fiscal year ended March 31, 2003; and $0.4 million for the fiscal year ended March 31, 2002. In addition, the correction is expected to decrease property and equipment by approximately $2.8 million and increase the liability for deferred rent by approximately $ 2.3 million on the consolidated balance sheet as of March 31, 2004. This correction has no impact on net cash flows or revenues of the Company. These estimates are still preliminary, and may change pending a final review by management, which the Company anticipates completing in conjunction with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NBC ACQUISITION CORP.



     Date:  April 6, 2005              /s/  Alan G. Siemek
                                       ---------------------------------------
                                            Alan G. Siemek
                                            Vice President and Treasurer
                                            (Principal Financial and Accounting
                                            Officer)




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